Exhibit 99.1

LSB INDUSTRIES, INC. REPORTS OPERATING RESULTS FOR THE 2023 FOURTH QUARTER AND PROVIDES PRODUCT SALES VOLUME OUTLOOK FOR 2024

OKLAHOMA CITY, Oklahoma…March 5, 2024…LSB Industries, Inc. (NYSE: LXU) (“LSB” or the “Company”) today announced results for the fourth quarter ended December 31, 2023.

Fourth Quarter 2023 Results and Recent Highlights

•
Net sales of $133 million compared to $234 million in the fourth quarter of 2022
•
Net loss of $5 million compared to net income $66 million in the fourth quarter of 2022
•
Diluted EPS of ($0.07) compared to $0.83 for the fourth quarter of 2022
•
Adjusted EBITDA(1)of $25 million compared to $105 million in the fourth quarter of 2022
•
Cash Flow from Operations of $17 million with Capital Expenditures of $26 million
•
Repurchased 1.2 million shares of common stock for approximately $10 million
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Advancing new large-scale, low-carbon ammonia project on the Houston Ship Channel

Full Year 2023 Results and Highlights

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Net sales of $594 million compared to $902 million in the full year 2022
•
Net income of $28 million compared to net income $230 million in the full year 2022
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Diluted EPS of $0.37 compared to $2.68 for the full year 2022
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Adjusted EBITDA(1)of $133 million compared to $415 million in the full year 2022
•
Cash Flow from Operations of $138 million and Capital Expenditures of $68 million with Cash Flow Conversion rate of 53%
•
Repurchased $125 million in principal amount of Senior Secured Notes for approximately $114 million reducing our total debt by 18% compared to the end of 2022
•
Repurchased approximately 3.1 million shares of common stock for approximately $29 million in 2023
•
Total cash and short-term investments of approximately $306 million as of December 31, 2023
•
Total Recordable Injury Rate of 0.33 ("TRIR") for the full year 2023

“Our fourth quarter results were consistent with our expectations," stated Mark Behrman, LSB Industries’ President and CEO. "While we continued to experience a weaker pricing environment relative to 2022, pricing rebounded off of third quarter lows enabling us to generate a significant sequential top and bottom line improvement. Our fourth quarter results benefited from increased production and sales volumes of downstream products reflecting improved manufacturing operations.”

"Our continued focus on safety resulted in a TRIR of 0.33 for the year representing 'world class' performance. I want to thank our team for all their efforts towards this accomplishment. We generated solid cash flow in 2023 in spite of the headwinds encountered throughout the year. As a result, we were able to further strengthen our balance sheet, positioning us to continue to invest in the reliability and safety of our facilities and return value to shareholders. In addition to the two Turnarounds we'll be conducting at our Pryor and Cherokee facilities during this year's third quarter, we also expect to complete multiple projects that we believe will deliver incremental EBITDA beginning in the second half of the year."

"We have elected to delay the expansion of the production capacity of our El Dorado facility. After reviewing numerous factors including current commodity market conditions and the other initiatives we have underway, we've determined that delaying the El Dorado expansion enables us to more effectively deploy resources to our other projects, while allowing us to maintain the strength of our balance sheet.”

"We made meaningful progress in 2023 in achieving our vision to be an industry leader in the energy transition. In October we announced our collaboration with INPEX, Air Liquide and Vopak Exolum Houston to develop a world-scale low-carbon ammonia production and export facility on the Houston Ship Channel. This project will be transformative to LSB’s growth profile given the anticipated demand for clean energy. In the fourth quarter of 2023 we achieved an important step in the project development process when we selected KBR to provide the technology licensing and proprietary engineering design for the ammonia loop portion of the plant. We also recently selected an engineering firm to perform the pre-FEED on our ammonia loop. We expect to complete the pre-FEED during this year's third quarter."

"We continue to make good progress in the advancement of our carbon capture and sequestration project with our partner, Lapis Energy, at our El Dorado facility. We are focused on completing that project in the first quarter of 2026, subject to the EPA’s approval of our application for a Class VI injection well permit. We’ve been pleased with our commercial team’s ability to leverage this project as part of our new business development efforts as we have been receiving strong expressions of interest in potential long-term off-take agreements for the low-carbon products we will be producing at El Dorado.”

(1)
This is a Non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Market Outlook

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Urea prices have moved up recently due, in part, to Chinese urea export limitations; UAN prices are starting to follow

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Expectations are for strong demand for nitrogen fertilizers in the Spring 2024 planting season:
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Current prices for ammonia and other nitrogen products should prove attractive to retailers and farmers
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Attractive U.S. corn prices providing support for fertilizer demand

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Industrial and mining business is robust reflecting:

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Steady demand for industrial products supported by resilient U.S. economy
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Stable nitric acid demand as impacts of high inflation in the U.S. are offset by global producers shifting production from international facilities to U.S. operations to take advantage of lower energy prices
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Demand for AN for mining applications is steady due to attractive market fundamentals for quarrying, aggregate production and U.S. metals

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Ammonia pricing is expected to moderate further in 2024 after recent pricing declines reflecting:
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Heavy ammonia application by U.S. farmers in Fall of 2023
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Natural gas prices in Europe have declined to their lowest levels since 2021 as a result of warm weather and high gas storage levels in the region
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Sluggish demand from the industrial sector in Europe and Asia

Progress on Low-Carbon Ammonia Projects

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Houston Ship Channel Blue Ammonia with INPEX, Air Liquide and Vopak Exolum Houston
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Feasibility study completed during Q1'23 on a 1.1 million metric ton per year blue ammonia plant utilizing blue hydrogen provided by Air Liquide/INPEX (JV)
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Selected KBR to provide the technology licensing and proprietary engineering design for the ammonia loop portion of the plant
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Selected engineering firm to perform a Pre-FEED (Front End Engineering Design) to refine cost estimate for ammonia loop underway with expected completion during Q3'24
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FEED study expected to begin in Q4'24 with expected completion during Q3'25 and final investment decision in Q4'25

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El Dorado Carbon Capture and Sequestration (CCS) Project with Lapis Energy
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Awaiting approval of Class VI permit to construct application by the EPA
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Lapis Energy, our partner, will begin construction of the CCS equipment upon approval of Class VI permit to construct
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Lapis has ordered long lead time items
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Focused on beginning operations in Q1'26
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Expect Lapis, the owner of the CCS equipment, to receive the 45Q federal tax credits for sequestered CO2 and pay LSB a fee for each ton of CO2 captured and permanently sequestered

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MOU with Amogy to Develop Ammonia as a Marine Fuel

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Collaborating on the evaluation and development of pilot program that would combine LSB's low-carbon ammonia and Amogy's ammonia-to-power engine solution
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Amogy to test tugboat with engine retrofitted for ammonia as a fuel during Q3'24

Fourth Quarter Results Overview

	Three Months Ended December 31,
Product Sales ($ in Thousands)	2023	2022	% Change
AN & Nitric Acid	$47,959	$81,576	(41)%
Urea ammonium nitrate (UAN)	36,621	55,449	(34)%
Ammonia	36,731	83,144	(56)%
Other	11,302	13,485	(16)%
Total Net Sales	$132,613	$233,654	(43)%

Comparison of 2023 to 2022 quarterly periods:

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Net sales and operating income declined during the quarter driven by lower pricing for all of our products. The headwind of lower pricing was slightly offset by higher sales volumes of ammonia and UAN. Operating profit also benefited from lower natural gas prices.

The following tables provide key sales metrics for our products:

	Three Months Ended December 31,
Key Product Volumes (short tons sold)	2023	2022	% Change
AN & Nitric Acid	124,697	157,104	(21)%
Urea ammonium nitrate (UAN)	125,966	102,912	22%
Ammonia	95,447	84,100	13%
	346,110	344,116	1%

Average Selling Prices (price per short ton) (A)
AN & Nitric Acid	$322	$464	(31)%
Urea ammonium nitrate (UAN)	$253	$522	(52)%
Ammonia	$368	$978	(62)%

(A) Average selling prices represent “net back” prices which are calculated as sales less freight expenses divided by product sales volume in tons.

	Three Months Ended December 31,
	2023	2022	% Change
Average Benchmark Prices (price per ton)
Tampa Ammonia (MT) Benchmark	$599	$1,116	(46)%
NOLA UAN	$256	$533	(52)%

Input Costs
Average natural gas cost/MMBtu in cost of materials and other	$3.75	$7.05	(47)%
Average natural gas cost/MMBtu used in production	$3.99	$6.95	(43)%

Volume Outlook*

Estimated ammonia production and product sales volumes for the full year 2024 are as follows:

Products	2024E	2023A
Ammonia Production (tons):	780,000 – 800,000	816,000

Sales Volume (tons):
AN & Nitric Acid	560,000 – 580,000	529,000
Urea Ammonium Nitrate (UAN)	560,000 – 580,000	483,000
Ammonia	280,000 – 300,000	375,000

*2024 ammonia production and product sales volumes forecast reflects Turnarounds at our Pryor and Cherokee facilities as compared to no Turnarounds in 2023

Conference Call

LSB’s management will host a conference call covering the fourth quarter results on Wednesday, March 6, 2024 at 10:00 am ET / 9:00 am CT to discuss these results and recent corporate developments. Participating in the call will be President & Chief Executive Officer, Mark Behrman and Executive Vice President & Chief Financial Officer, Cheryl Maguire. Interested parties may participate in the call by dialing (877) 407-6176 / (201) 689-8451. Please call in 10 minutes before the conference is scheduled to begin and ask for the LSB conference call. To coincide with the conference call, LSB will post a slide presentation at www.lsbindustries.com on the webcast section of the Investor tab of our website.

To listen to a webcast of the call, please go to the Company’s website at www.lsbindustries.com at least 15 minutes prior to the conference call to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website.

LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, is committed to playing a leadership role in the energy transition through the production of low and no carbon products that build, feed and power the world. The LSB team is dedicated to building a culture of excellence in customer experiences as we currently deliver essential products across the agricultural, industrial, and mining end markets and, in the future, the energy markets. The company manufactures ammonia and ammonia-related products at facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma and operates a facility for a global chemical company in Baytown, Texas. Additional information about LSB can be found on our website at www.lsbindustries.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance and anticipated performance based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, business and market disruptions, market conditions and price volatility for our products and feedstocks, as well as global and regional economic downturns that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (SEC).

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

See Accompanying Tables

Company Contact: Cheryl Maguire, Executive Vice President & CFO (405) 510-3524 Fred Buonocore, CFA, Vice President of Investor Relations (405) 510-3550 fbuonocore@lsbindustries.com

LSB Industries, Inc.

Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(In Thousands, Except Per Share Amounts)
Net sales	$132,613	$233,654	$593,709	$901,711
Cost of sales	120,604	141,070	507,449	553,344
Gross profit	12,009	92,584	86,260	348,367
Selling, general and administrative expense	8,765	9,717	36,580	39,428
Other (income) expense, net	(1)	184	(2,097)	561
Operating income	3,245	82,683	51,777	308,378
Interest expense, net	9,923	12,372	41,136	46,827
(Gain) loss on extinguishments of debt	—	—	(8,644)	113
Non-operating other income, net	(3,682)	(2,456)	(14,611)	(8,083)
(Loss) income before benefit for income taxes	(2,996)	72,767	33,896	269,521
Provision for income taxes	2,351	6,897	5,973	39,174
Net (loss) income	$(5,347)	$65,870	$27,923	$230,347
Basic:
Net (loss) income	$(0.07)	$0.84	$0.37	$2.72
Diluted:
Net (loss) income	$(0.07)	$0.83	$0.37	$2.68

LSB Industries, Inc.

Consolidated Balance Sheets

	December 31,
	2023	2022
	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$98,500	$63,769
Restricted cash	2,532	—
Short-term investments	207,434	330,553
Accounts receivable	40,749	75,494
Allowance for doubtful accounts	(364)	(699)
Accounts receivable, net	40,385	74,795
Inventories:
Finished goods	26,329	28,893
Raw materials	1,799	1,990
Total inventories	28,128	30,883
Supplies, prepaid items and other:
Prepaid insurance	14,846	17,429
Precious metals	12,094	13,323
Supplies	30,486	27,501
Other	2,337	8,346
Total supplies, prepaid items and other	59,763	66,599
Total current assets	436,742	566,599

Property, plant and equipment, net	835,298	848,661

Other assets:
Operating lease assets	24,852	22,682
Intangible and other assets, net	1,292	1,877
	26,144	24,559
	$1,298,184	$1,439,819

LSB Industries, Inc.

Consolidated Balance Sheets (continued)

	December 31,
	2023	2022
	(In Thousands)
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$68,323	$78,182
Short-term financing	13,398	16,134
Accrued and other liabilities	30,961	38,470
Current portion of long-term debt	5,847	9,522
Total current liabilities	118,529	142,308

Long-term debt, net	575,874	702,733

Noncurrent operating lease liabilities	16,074	14,896

Other noncurrent accrued and other liabilities	523	522

Deferred income taxes	68,853	63,487

Commitments and contingencies

Stockholders' equity:
Common stock, $.10 par value; 150 million shares authorized, 91.2 million shares issued	9,117	9,117
Capital in excess of par value	501,026	497,179
Retained earnings	227,015	199,092
	737,158	705,388
Less treasury stock, at cost:
Common stock, 18.1 million shares (14.9 million shares at December 31, 2022)	218,827	189,515
Total stockholders' equity	518,331	515,873
	$1,298,184	$1,439,819

Non-GAAP Reconciliations

This news release includes certain “non-GAAP financial measures” under the rules of the Securities and Exchange Commission, including Regulation G. These non-GAAP measures are calculated using GAAP amounts in our consolidated financial statements.

EBITDA and Adjusted EBITDA Reconciliation

EBITDA is defined as net income (loss) plus interest expense and interest income, net, less gain on extinguishment of debt, plus depreciation and amortization (D&A) (which includes D&A of property, plant and equipment and amortization of intangible and other assets), plus provision (benefit) for income taxes. Adjusted EBITDA is reported to show the impact of non-cash stock-based compensation, one time/non-cash or non-operating items-such as, one-time income or fees, loss (gain) on sale of a business and/or other property and equipment, certain fair market value (FMV) adjustments, and consulting costs associated with reliability and purchasing initiatives (Initiatives). We historically have performed turnaround activities on an annual basis; however, we have moved towards extending turnarounds to a two or three-year cycle. Rather than being capitalized and amortized over the period of benefit, our accounting policy is to recognize the costs as incurred. Given these turnarounds are essentially investments that provide benefits over multiple years, they are not reflective of our operating performance in a given year.

We believe that certain investors consider EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. In addition, we believe that certain investors consider adjusted EBITDA as more meaningful to further assess our performance. We believe that the inclusion of supplementary adjustments to EBITDA is appropriate to provide additional information to investors about certain items.

EBITDA and adjusted EBITDA have limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of EBITDA and adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to EBITDA and adjusted EBITDA for the periods indicated.

Non-GAAP Reconciliations (continued)

LSB Consolidated ($ In Thousands)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(5,347)	$65,870	$27,923	$230,347
Plus:
Interest expense and interest income, net	6,237	9,908	26,500	41,407
Net (gain) loss on extinguishment of debt	—	—	(8,644)	113
Depreciation and amortization	18,667	17,117	68,922	68,019
Provision for income taxes	2,351	6,897	5,973	39,174
EBITDA	$21,908	$99,792	$120,674	$379,060

Stock-based compensation	1,389	936	5,353	4,025
Legal fees (Leidos)	119	200	594	1,114
Loss on disposal and impairment of assets	977	391	3,613	1,219
Turnaround costs	734	4,171	2,430	29,235
Adjusted EBITDA	$25,127	$105,490	$132,664	$414,653

Ammonia, AN, Nitric Acid, UAN Sales Price Reconciliation

The following table provides a reconciliation of total identified net sales as reported under GAAP in our consolidated financial statements reconciled to netback sales which is calculated as net sales less freight and other non-netback costs. We believe this provides a relevant industry comparison among our peer group.

	Three Months Ended December 31,
	2023	2022
	(In Thousands)
Ammonia, AN, Nitric Acid, UAN net sales	$121,311	$220,170

Less freight and other	14,137	11,344

Ammonia, AN, Nitric Acid, UAN netback sales	$107,174	$208,826